Exhibit 99.01

Residual Value Obligation

This is the last Quarterly Certificate related to the Residual Value Obligation Agreement that will be filed as an Exhibit to Citigroup’s 1934 Act filings. This Quarterly Certificate will be available in the future at www.citimortgagembs.com. Terms used herein shall have the same meaning as set forth in the Residual Value Obligation Agreement unless specifically provided otherwise.

Associates First Capital Corporation (“AFCC”) has determined there is no realistic expectation that any payment will ever be made to the holders of the Residual Value Obligations (“RVO”). Cash available for distribution to holders of RVOs comes from the Residual Cash Flow of the Designated Securitization Transactions. Pursuant to the terms of the RVO, 100% of the Residual Cash Flow is allocated first to pay in full the amount due Associates First Capital Corporation. After AFCC has been paid in full, a portion of the Residual Cash Flow is then allocated for distribution to RVO holders.

The remaining source of cash from the Designated Securitization Transactions is limited to collections on receivables included in the Designated Securitization Transactions. The remaining principal balance on such receivables total approximately $39,000,000. Almost all of these receivables have been written off to zero for accounting purposes and the expectation of further payment on such receivables is nominal.

As of December 31, 2009, AFCC was owed $1,171,931,167 under the terms of the Residual Value Obligation Agreement.

The remaining principal balance due on the receivables included in the Designated Securitization Transactions is approximately 3.5% of the amount due to AFCC. Thus, AFCC believes that there is no realistic expectation that the full amount due to AFCC will be paid nor is there a realistic expectation that any payment will be made to RVO holders.

Associates First Capital Corporation will update this Certificate in the future if the situation changes in a meaningful way.

To access the Certificate on www.citimortgagembs.com, you must register, free of charge. Log in with user name and password, then select "Assoc-Auto" from the shelf drop-down box, then select "Summary" from the type of data drop-down box. Next select the file labeled "Residual Value Obligation" for the RVO certificate.

Quarterly certificate for the quarter ended December 31, 2009

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	October 15, 2009	November 16, 2009	December 15, 2009
Allocation Dates during quarter:	October 16, 2009	November 17, 2009	December 16, 2009
Payment Date during quarter:	NA
AFCC Amount at beginning of quarter:	$1,132,001,716
AFCC Amount at end of quarter:	$1,174,931,167
On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:	$-
Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:	$-
Accrued RVO Payment Amount as of such Payment Date:	$-
Number of RVO's outstanding as of the applicable record date	N/A
Payment per RVO:	$-
As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period	$22,513
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$-
Excess Litigation Reserve allocated:	$-
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$(0)
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$-
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$-
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$1,132,001,716
plus:	AFCC Interest added on immediately preceding Securitization
Distribution Date:	$14,150,022
less:	Residual Cash Flow allocated to AFCC Amount:	$(22,513)
AFCC Amount after allocation:	$1,146,129,225
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such
Allocation Date:	$-
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
Date on which RVO Payments were made:	$-
Accrued RVO Payment Amount on such Allocation Date:	$-

	As of the second Allocation Date during the quarter:
	Residual Cash Flow:
	Residual Cash Flow allocated for current period	$8,166
	Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$-
	Excess Litigation Reserve allocated:	$-
	RVO Expenses:
	Residual Cash Flow allocated to RVO Expenses:	$(0)
	Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)
	Litigation Expenses:
	Residual Cash Flow allocated to Litigation Expenses:	$-
	Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$-
	AFCC Amount:
	AFCC Amount at end of immediately preceding Allocation Date:	$1,146,129,225
plus:	AFCC Interest added on immediately preceding Securitization
	Distribution Date:	$14,326,615
less:	Residual Cash Flow allocated to AFCC Amount:	$(8,166)
	AFCC Amount after allocation:	$1,160,447,674
	Accrued RVO Payment Amount:
	Residual Cash Flow allocated to Accrued RVO Payment Amount on such
	Allocation Date:	$-
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest
	accrued on, Accrued RVO Payment Amount since most recent Payment
	Date on which RVO Payments were made:	$-
	Accrued RVO Payment Amount on such Allocation Date:	$-
	As of the third Allocation Date during the quarter:
	Residual Cash Flow:
	Residual Cash Flow allocated for current period	$22,104
	Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$-
	Excess Litigation Reserve allocated:	$-
	RVO Expenses:
	Residual Cash Flow allocated to RVO Expenses:	$(0)
	Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)
	Litigation Expenses:
	Residual Cash Flow allocated to Litigation Expenses:	$-
	Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$-
	AFCC Amount:
	AFCC Amount at end of immediately preceding Allocation Date:	$1,160,447,674
plus:	AFCC Interest added on immediately preceding Securitization
	Distribution Date:	$14,505,597
less:	Residual Cash Flow allocated to AFCC Amount:	$(22,104)
	AFCC Amount after allocation:	$1,174,931,167
	Accrued RVO Payment Amount:
	Residual Cash Flow allocated to Accrued RVO Payment Amount on such
	Allocation Date:	$-
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest
	accrued on, Accrued RVO Payment Amount since most recent Payment
	Date on which RVO Payments were made:	$-
	Accrued RVO Payment Amount on such Allocation Date:	$-